UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

Heavy Earth Resources, Inc.
 (Exact name of registrant as specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)

625 Second Street, #280, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 813-5079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 3, 2012, Heavy Earth Resources, Inc. (the “Registrant”) received an engineering and economic evaluation of the Registrant’s interests in the Morichito Block located within the Central Llanos Basin in Colombia, calculated as of August 31, 2012.  The Registrant engaged Petrotech Engineering Ltd. (“Petrotech”), an independent petroleum engineering firm, to prepare the evaluation report as of August 31, 2012, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Evaluation Report”).

The Registrant intends to issue a press release to announce the results of the Evaluation Report. A copy the press release is attached hereto as Exhibit 99.2.

This information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the presentation that is required to be disclosed solely by Regulation FD.  The information in the presentation may only be accurate as of the date thereof and is subject to change.  The Registrant does not assume any obligation to update the information contained in the presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
23.1	Consent of Petrotech Engineering Ltd.
99.1	Report of Petrotech Engineering Ltd. as of August 31, 2012.
99.2	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Heavy Earth Resources, Inc.

Date: October 4, 2012	By:	/s/ Grant Draper
Grant Draper President and Chief Executive Officer